Exh. 23-a
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

                                                            High Ridge Commons
                                                              Suites 400 - 403
                                                   200 Haddonfield Berlin Road
                                                           Gibbsboro, NJ 08026
                                                                  EXHIBIT 23-a

Securities and Exchange Commission
Washington, DC 20549


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2/A, Amendment No. 1, of our report dated April 13, 2005, relating to the consolidated financial statements of Headliners Entertainment Group, Inc and Subsidiaries, which appears in such Registration Statement. Additionally, we consent to the use of our quarterly reviewed Headliners Entertainment Group, Inc. and Subsidiaries condensed consolidated financial statements for the nine and three months ended September 30, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                            /s/ Bagell, Josephs, Levine & Company, L.L.C.
                            ---------------------------------------------
                            Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, New Jersey
February 27, 2006